Radiant Logistics Announces Amended and Restated $200 million Secured Revolving Credit Facility

RENTON, WA, August 10, 2026 – Radiant Logistics, Inc. (the "Company") (NYSE American: RLGT) today announced that it has completed the syndication of an amended and restated $200.0 million syndicated secured revolving credit facility (the "Secured Facility"), which amends, restates, and refinances the Company's existing $200.0 million revolving credit facility that was otherwise scheduled to mature on August 5, 2027. The Secured Facility enhances the Company's financial flexibility, providing increased capacity to fund future acquisitions, capital expenditures or for other corporate purposes, including, if warranted at the time, the repurchase of the Company's common stock.

Under the Secured Facility (i) BofA Securities, Inc. will act as a joint book runner and joint lead arranger, (ii) each of Bank of Montreal and PNC Bank, National Association will act as a lender, a joint book runner, a joint lead arranger, and a co-syndication agent, (iii) Keybank National Association will act as a lender, and (iv) Bank of America, N.A., will act as a lender and will also serve as the administrative agent.

Under the terms of the amended and restated Secured Facility, the Company may borrow up to $200 million, subject to compliance with customary and standard financial coverage covenants and ratios. Included within the Secured Facility is an accordion feature that has been increased from $75 million to an additional $100 million to support future acquisition opportunities. Borrowings under the Secured Facility accrue interest at SOFR plus a margin ranging from 137.5 basis points to 212.5 basis points, in each case adjusted based on the Company's consolidated net leverage ratio, together with a commitment fee on unused commitments ranging from 15.0 to 30.0 basis points — in each case a reduction from pricing under the prior facility, which also eliminates the credit spread adjustment previously applicable to borrowings.

The Secured Facility carries a new five-year term, extending the maturity of the facility to 2031, and is secured by accounts receivable and other assets of the Company and its subsidiaries. For general borrowings under the Secured Facility, the Company is subject to a maximum consolidated net leverage ratio of 3.0x and a minimum consolidated interest coverage ratio of 3.0x. Additional minimum availability requirements and financial covenants apply in the event the Company seeks to use advances under the Secured Facility to pursue acquisitions or repurchase its common stock. Under the terms of the Secured Facility, as of March 31, 2026, the Company had $25.0 million drawn on the facility and $39.6 million in cash on hand resulting in the Company having no net debt, which the Company expects to remain unchanged on a pro forma basis immediately following the closing of the amended and restated Secured Facility.

"We are very pleased to announce our amended and restated $200 million Secured Facility and appreciate the strong support and confidence of our banking group," said Bohn Crain, Founder and CEO of the Company. "The amended Secured Facility provides us access to low-cost capital on improved terms, including a lower pricing grid, an extended five-year maturity to 2031, and an expanded $100 million accordion, giving us continued financial flexibility as we look to maximize long term shareholder value through a combination of organic growth and strategic acquisitions as well as opportunities to buyback of our common stock."

About Radiant Logistics, Inc.

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offerings, the Company provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to comply with financial covenants under our outstanding indebtedness; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; our ability to maintain and grow our revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

The use of proceeds under the Secured Facility described above reflect possible uses and are not guarantees of how the proceeds will be used, if at all. Any use of proceeds by the Company will be subject to, among other things, then applicable: industry conditions, competitive environment, operational performance, financial covenants within any outstanding indebtedness, contractual restrictions, and regulatory requirements.

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Investor Contact: Todd Macomber tmacomber@radiantdelivers.com	Media Contact: Jennifer Deenihan jdeenihan@radiantdelivers.com